EXHIBIT 21.01
                       FNB FINANCIAL SERVICES CORPORATION
                            SCHEDULE OF SUBSIDIARIES



               Name                                Jurisdiction of Organization
               ----                                ----------------------------

            FNB Southeast                                  North Carolina

            FNB Southeast Investment Services, Inc.        North Carolina



        (1) The Bank operates three banking offices in southwest Virginia using the name "Black Diamond Bank, an office of FNB Southeast." All other banking offices operate using the name "FNB Southeast."

        (2)                 FNB  Southeast  Investment   Services,   Inc.  is  a
                            wholly-owned subsidiary of FNB Southeast.



                                       69